Press Release
TechnipFMC Announces Second-Quarter 2026 Results

•Total Company inbound of $2.7 billion; Subsea orders of $2.5 billion
•Cash flow from operations of $548 million; free cash flow of $488 million
•Total shareholder distributions of $440 million, representing 90% of free cash flow
•Subsea revenue, adjusted EBITDA margin both tracking toward high end of guidance ranges

NEWCASTLE & HOUSTON, July 30, 2026 — TechnipFMC plc (NYSE: FTI) (the “Company” or “TechnipFMC”) today reported second-quarter 2026 results.
Summary Financial Results from Continuing Operations
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Jun. 30, 2026	Mar. 31, 2026	Jun. 30, 2025	Sequential	Year-over-Year
Revenue	$2,763.1	$2,492.7	$2,534.7	10.8%	9.0%
Net income	$362.7	$260.5	$269.5	39.2%	34.6%
Net income margin	13.1%	10.5%	10.6%	260 bps	250 bps
Diluted earnings per share	$0.90	$0.64	$0.64	40.6%	40.6%

Adjusted EBITDA	$581.9	$466.0	$520.8	24.9%	11.7%
Adjusted EBITDA margin	21.1%	18.7%	20.5%	240 bps	60 bps
Adjusted net income	$367.1	$260.9	$285.5	40.7%	28.6%
Adjusted diluted earnings per share	$0.91	$0.64	$0.68	42.2%	33.8%

Inbound orders	$2,726.6	$2,152.4	$2,831.0	26.7%	(3.7%)
Backlog	$16,440.0	$16,468.0	$16,645.9	(0.2%)	(1.2%)
Total Company revenue in the second quarter was $2,763.1 million. Net income attributable to TechnipFMC was $362.7 million, or $0.90 per diluted share. These results included after-tax charges and credits totaling $4.4 million of expense (Exhibit 6). Adjusted net income was $367.1 million, or $0.91 per diluted share (Exhibit 6).
Adjusted EBITDA, which excludes pre-tax charges and credits, was $581.9 million; adjusted EBITDA margin was 21.1 percent (Exhibit 8).
Included in total Company results was a foreign exchange loss of $19.3 million, or a loss of $17.2 million after-tax. When excluding the after-tax impact of the foreign exchange loss, net income was $379.9 million.

Adjusted EBITDA, excluding the foreign exchange loss of $19.3 million, was $601.2 million (Exhibit 8).

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Doug Pferdehirt, Chair and CEO of TechnipFMC, remarked, “I am pleased to share with you another strong set of financial results, demonstrating our ability to consistently execute at a very high level. Total Company revenue in the period was $2.8 billion, with adjusted EBITDA of $601 million when excluding foreign exchange impacts. We generated free cash flow of $488 million and distributed $440 million through dividends and share repurchases, delivering on our commitment to return the majority of free cash flow to shareholders.”
Pferdehirt continued, “We achieved $2.5 billion of Subsea inbound in the quarter, including four announced awards. Much like greenfield developments, clients are now applying a portfolio approach to brownfield expansion opportunities to improve outcomes across multiple projects. These projects leverage the significant infrastructure investment already in place, as clients look to prioritize their most economic opportunities.”
“During the quarter, we were awarded several contracts offshore Norway that are great examples of this approach. Vår Energi’s award for the Ofelia and Gjøa Nord projects will utilize our integrated model across multiple fields through coordinated portfolio execution to help deliver first oil within two years. With Equinor, we will deliver subsea production systems for a portfolio of subsea tie backs, leveraging our standardized solutions to provide schedule certainty and lower costs across all projects.”
Pferdehirt concluded, “We will continue to benefit from a resilient and expanding offshore market. We remain confident in achieving $10 billion of Subsea inbound in 2026, followed by a step-up in orders in 2027, which we believe will extend through the end of the decade. Importantly, as our clients move toward more collaborative approaches to develop their offshore portfolios, we will leverage our iEPCI® execution model and our configurable solutions to drive further efficiencies and higher capital returns for both our customers and TechnipFMC.”

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Operational and Financial Highlights

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Jun. 30, 2026	Mar. 31, 2026	Jun. 30, 2025	Sequential	Year-over-Year
Revenue	$2,486.9	$2,208.4	$2,216.3	12.6%	12.2%
Operating profit	$486.5	$349.0	$380.3	39.4%	27.9%
Operating profit margin	19.6%	15.8%	17.2%	380 bps	240 bps
Adjusted EBITDA	$577.2	$440.7	$482.9	31.0%	19.5%
Adjusted EBITDA margin	23.2%	20.0%	21.8%	320 bps	140 bps

Inbound orders	$2,507.1	$1,903.7	$2,553.1	31.7%	(1.8%)
Backlog[1,2,3]	$15,833.2	$15,800.4	$15,810.0	0.2%	0.1%

Estimated Consolidated Backlog Scheduling (In millions)	Jun. 30, 2026
2026 (6 months)	$3,779
2027	$5,249
2028 and beyond	$6,806
Total	$15,833
[1] Backlog as of June 30, 2026 was increased by a foreign exchange impact of $12 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of June 30, 2026 does not include total Company non-consolidated backlog of $299 million.
Subsea reported second-quarter revenue of $2,486.9 million, an increase of 12.6 percent from the first quarter. The sequential revenue improvement was driven by increased project activity, particularly iEPCI® projects in the North Sea and the Mediterranean, partially offset by lower activity in Africa and the U.S. Gulf.
Subsea reported an operating profit of $486.5 million, an increase of 39.4 percent when compared to the first quarter. Operating results improved sequentially due to strong execution and higher project activity. Operating profit margin increased 380 basis points to 19.6 percent.
Subsea reported adjusted EBITDA of $577.2 million, an increase of 31 percent when compared to the first quarter. The factors impacting operating profit also drove the sequential increase in adjusted EBITDA. Adjusted EBITDA margin increased 320 basis points to 23.2 percent.

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Subsea inbound orders were $2,507.1 million for the quarter. Book-to-bill in the period was 1.0x. The following awards were included in the period:
•Azule Energy Greater PAJ Project (Angola)
Significant* contract by Azule Energy for flexible flowlines and risers for the Greater PAJ development offshore Angola. TechnipFMC will design and manufacture flexible flowlines and risers to connect wells in water depths approaching 2,000 meters to a new floating production unit.
*A “significant” contract is between $75 million and $250 million.

•Vår Energi Ofelia and Gjøa Nord iEPCI® Projects (North Sea)
Large* iEPCI® contract by Vår Energi for the Ofelia and Gjøa Nord projects in the Gjøa area of the North Sea. This direct award follows a five-year collaboration agreement signed in 2025 to deliver subsea projects utilizing TechnipFMC’s integrated model and accelerate development through coordinated portfolio execution.
*A “large” contract is between $500 million and $1 billion. A portion of inbound was included in prior quarters.

•Eni Baleine Phase 3 Project (Côte d’Ivoire)
Significant* contract by Eni SpA for Baleine Phase 3, a fast-track development to expand production from the largest hydrocarbon discovery offshore Côte d’Ivoire. TechnipFMC will design and manufacture flexible flowlines and risers to connect wells in water depths of approximately 1,200 meters to a new floating production unit.
*A “significant” contract is between $75 million and $250 million.

•Equinor Multiple Projects (Norway)
Multiple contracts* by Equinor for a portfolio of subsea tie-back developments offshore Norway. TechnipFMC will design and manufacture subsea production systems and associated controls for the Omega Sør, Brime, and Tyrihans Nord brownfield projects. TechnipFMC will also install rigid pipe on the TWIN development.
*The total value of these contracts is between $250 million and $500 million.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Jun. 30, 2026	Mar. 31, 2026	Jun. 30, 2025	Sequential	Year-over-Year
Revenue	$276.2	$284.3	$318.4	(2.8%)	(13.3%)
Operating profit	$39.0	$37.1	$23.4	5.1%	66.7%
Operating profit margin	14.1%	13.0%	7.3%	110 bps	680 bps
Adjusted EBITDA	$50.0	$49.5	$52.3	1.0%	(4.4%)
Adjusted EBITDA margin	18.1%	17.4%	16.4%	70 bps	170 bps

Inbound orders	$219.5	$248.7	$277.9	(11.7%)	(21.0%)
Backlog	$606.8	$667.6	$835.9	(9.1%)	(27.4%)

Surface Technologies reported second-quarter revenue of $276.2 million, a decrease of 2.8 percent from the first quarter. The sequential decrease in revenue was driven by reduced activity in the Middle East due to the ongoing conflict, and lower activity in North America. The decrease was partially offset by higher activity in other international markets.
Surface Technologies reported operating profit of $39 million, an increase of 5.1 percent versus the first quarter. Operating profit improved sequentially due to strength in international markets, despite the revenue decline in the Middle East, and a net reduction in restructuring, impairment and other charges. Operating profit margin increased 110 basis points to 14.1 percent.
Surface Technologies reported adjusted EBITDA of $50 million, an increase of 1 percent when compared to the first quarter. Results improved due to strength in international markets, despite the revenue decline in the Middle East. Adjusted EBITDA margin increased 70 basis points to 18.1 percent.
Inbound orders for the quarter were $219.5 million, a sequential decrease of 11.7 percent. Backlog ended the period at $606.8 million.

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Corporate and Other Items (three months ended June 30, 2026)
Corporate expense was $26.4 million.
Foreign exchange loss was $19.3 million.
Net interest expense was $3.6 million.
The provision for income taxes was $114.1 million.

Total depreciation and amortization was $97.1 million.
Cash provided by operating activities was $548 million. Capital expenditures were $60.1 million. Free cash flow was $487.9 million (Exhibit 11).
During the quarter, the Company repurchased 5.9 million of its ordinary shares for total consideration of $420.1 million. When including a dividend payment of $19.8 million, total shareholder distributions in the quarter were $439.9 million.
The Company ended the period with cash and cash equivalents of $991.8 million, with net cash of $589.9 million (Exhibit 10).

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2026 Full-Year Financial Guidance1
The Company’s full-year financial guidance for 2026 can be found in the table below. No updates were made to the previous guidance issued on February 19, 2026.

2026 Guidance (As of February 19, 2026)

Subsea	Surface Technologies
Revenue in a range of $9.2 - 9.6 billion	Revenue in a range of $1.15 - 1.3 billion

Adjusted EBITDA margin in a range of 21 - 22%	Adjusted EBITDA margin in a range of 16.5 - 18%

Corporate and Other

Corporate expense, net $115 - 125 million
(excludes charges and credits)

Net interest expense $10 - 20 million

Effective tax rate 27 - 31%

Capital expenditures approximately $340 million

Free cash flow[2] $1.3 - 1.45 billion

1 Our guidance measures of adjusted EBITDA margin, free cash flow and corporate expense, net, excluding charges and credits are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.
2 Free cash flow is calculated as cash flow from operations less capital expenditures.

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Teleconference
The Company will host a teleconference on Thursday, July 30, 2026 to discuss the second-quarter 2026 financial results. The call will begin at 1:30 p.m. London time (8:30 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

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About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI®, iFEED™ and iComplete®), technology leadership, and digital innovation.

Each of our approximately 22,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on X @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events, market growth, and recovery, growth of our New Energy business and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “commit,” “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook,” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including unpredictable trends in the demand for and price of oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; our inability to develop, implement and protect new technologies and services and intellectual property related thereto; the cumulative loss of major contracts, customers, alliances, or business disruptions; disruptions in the political, regulatory, economic and social conditions, or public health crisis in the countries where we conduct business; the impact of our existing and future indebtedness; a downgrade in our debt rating; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding sustainability matters; uncertainties related to our investments, including those related to energy transition; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; challenges with managing artificial intelligence, machine learning, and data science; risks of pirates and maritime conflicts endangering our maritime employees and assets; any delays and cost overruns of capital asset construction projects for vessels and manufacturing facilities; potential liabilities inherent in the industries in which we operate or have operated; our failure to comply with existing and future laws and regulations, including those related to environmental protection, climate change, health and safety,

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labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; uninsured claims and litigation against us; the additional restrictions on dividend payouts or share repurchases as an English public limited company; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; significant changes or developments in U.S. or other national trade policies, including tariffs and the reactions of other countries thereto; potential departure of our key managers and employees; adverse seasonal, weather, and other climatic conditions; unfavorable currency exchange rates; risk in connection with our defined benefit pension plan commitments; and our inability to obtain sufficient bonding capacity for certain contracts; and other risks as discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our other reports subsequently filed with the Securities and Exchange Commission.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Director, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations Lucile Turpin Vice President, Communications Email: Lucile Turpin

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025

Revenue	$2,763.1	$2,492.7	$2,534.7	$5,255.8	$4,768.3
Costs and expenses	2,278.4	2,141.7	2,145.1	4,420.1	4,118.3
	484.7	351.0	389.6	835.7	650.0

Other income (loss), net including income from equity affiliates	(4.9)	10.8	(0.4)	5.9	(20.6)

Income before net interest expense and income taxes	479.8	361.8	389.2	841.6	629.4
Net interest expense	(3.6)	(6.0)	(14.4)	(9.6)	(24.3)

Income before income taxes	476.2	355.8	374.8	832.0	605.1
Provision for income taxes	114.1	95.9	106.5	210.0	193.5

Net income	362.1	259.9	268.3	622.0	411.6
Net (income) loss attributable to non-controlling interests	0.6	0.6	1.2	1.2	(0.1)

Net income attributable to TechnipFMC plc	$362.7	$260.5	$269.5	$623.2	$411.5

Earnings per share attributable to TechnipFMC plc
Basic	$0.92	$0.65	$0.65	$1.57	$0.98
Diluted	$0.90	$0.64	$0.64	$1.53	$0.97

Weighted average shares outstanding:
Basic	396.2	400.1	415.4	398.1	418.3
Diluted	404.5	409.9	420.5	407.0	426.2

Cash dividends declared per share	$0.05	$0.05	$0.05	$0.10	$0.10

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
Segment revenue
Subsea	$2,486.9	$2,208.4	$2,216.3	$4,695.3	$4,152.5
Surface Technologies	276.2	284.3	318.4	560.5	615.8
Total segment revenue	$2,763.1	$2,492.7	$2,534.7	$5,255.8	$4,768.3

Segment operating profit
Subsea	$486.5	$349.0	$380.3	$835.5	$628.2
Surface Technologies	39.0	37.1	23.4	76.1	53.6
Total segment operating profit	$525.5	$386.1	$403.7	$911.6	$681.8

Corporate items
Corporate expense(1)	$(26.4)	$(37.1)	$(26.6)	$(63.5)	$(52.4)
Net interest expense	(3.6)	(6.0)	(14.4)	(9.6)	(24.3)
Foreign exchange gains (losses)	(19.3)	12.8	12.1	(6.5)	—
Total corporate items	$(49.3)	$(30.3)	$(28.9)	$(79.6)	$(76.7)

Income before income taxes(2)	$476.2	$355.8	$374.8	$832.0	$605.1

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Six Months Ended
Inbound Orders(1)	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025

Subsea	$2,507.1	$1,903.7	$2,553.1	$4,410.8	$5,338.6
Surface Technologies	219.5	248.7	277.9	468.2	581.5
Total inbound orders	$2,726.6	$2,152.4	$2,831.0	$4,879.0	$5,920.1

Order Backlog(2)	June 30, 2026	March 31, 2026	June 30, 2025

Subsea	$15,833.2	$15,800.4	$15,810.0
Surface Technologies	606.8	667.6	835.9
Total order backlog	$16,440.0	$16,468.0	$16,645.9

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, unaudited)

	June 30, 2026	December 31, 2025

Cash and cash equivalents	$991.8	$1,031.9
Trade receivables, net	1,487.4	1,128.6
Contract assets, net	1,295.5	1,065.5
Inventories, net	1,242.6	1,153.0
Other current assets	881.3	1,166.3
Total current assets	5,898.6	5,545.3

Property, plant and equipment, net	2,257.1	2,285.3
Intangible assets, net	381.1	425.7
Other assets	1,831.6	1,861.9
Total assets	$10,368.4	$10,118.2

Short-term debt and current portion of long-term debt	$115.3	$34.3
Accounts payable, trade	1,560.2	1,179.8
Contract liabilities	2,358.9	2,148.9
Other current liabilities	1,426.6	1,551.8
Total current liabilities	5,461.0	4,914.8

Long-term debt, less current portion	286.6	395.7
Other liabilities	1,341.7	1,402.4
TechnipFMC plc stockholders’ equity	3,271.8	3,363.8
Non-controlling interests	7.3	41.5
Total liabilities and equity	$10,368.4	$10,118.2

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Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Three Months Ended June 30,	Six Months Ended June 30,
	2026	2026	2025
Cash provided by operating activities
Net income	$362.1	$622.0	$411.6
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	97.1	200.7	217.6
Income from equity affiliates, net of dividends received	(6.3)	(10.8)	11.3
Working capital(1)	123.5	25.5	21.0
Other operating activities	(28.4)	43.1	124.4
Cash provided by operating activities	548.0	880.5	785.9

Cash required by investing activities
Capital expenditures	(60.1)	(115.7)	(145.4)
Other investing activities	3.4	5.4	4.6
Cash required by investing activities	(56.7)	(110.3)	(140.8)

Cash required by financing activities
Repayment of debt obligations	(10.5)	(15.0)	(241.6)
Dividends paid	(19.8)	(39.7)	(41.6)
Share repurchases	(420.1)	(684.9)	(500.2)
Payments related to taxes withheld on share-based compensation	(1.3)	(77.8)	(69.2)
Other financing activities	(7.4)	7.4	(28.2)
Cash required by financing activities	(459.1)	(810.0)	(880.8)
Effect of changes in foreign exchange rates on cash and cash equivalents	(1.2)	(0.3)	28.0
Change in cash and cash equivalents	31.0	(40.1)	(207.7)
Cash and cash equivalents, beginning of period	960.8	1,031.9	1,157.7
Cash and cash equivalents, end of period	$991.8	$991.8	$950.0
(1) Working capital includes receivables, payables, inventories and other current assets and liabilities.

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Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data, unaudited)

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the second quarter 2026 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year or sequential basis. Net income attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (“Adjusted EBITDA”); and Adjusted EBITDA, excluding foreign exchange gains or losses, net; Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net); Corporate expense, net, excluding charges and credits; Foreign exchange, net and other, excluding charges and credits; net cash; and free cash flow are non-GAAP financial measures.

Non-GAAP adjustments are presented on a gross basis and the tax impact of the non-GAAP adjustments is separately presented in the applicable reconciliation table. Estimates of the tax effect of each adjustment is calculated item by item, by reviewing the relevant jurisdictional tax rate to the pretax non-GAAP amounts, analyzing the nature of the item and/or the tax jurisdiction in which the item has been recorded, the need of application of a specific tax rate, history of non-GAAP taxable income positions (i.e. net operating loss carryforwards) and concluding on the valuation allowance positions.

Management believes that the exclusion of charges, credits and foreign exchange impacts from these financial measures provides a useful perspective on the Company’s underlying business results and operating trends, and a means to evaluate TechnipFMC’s operations and consolidated results of operations period-over-period. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Net income attributable to TechnipFMC plc	$362.7	$260.5	$269.5	$623.2	$411.5

Charges and (credits):
Restructuring, impairment and other charges	5.0	0.6	16.4	5.6	17.6
Tax on charges and (credits)	(0.6)	(0.2)	(0.4)	(0.8)	(0.7)
Total charges and (credits)	4.4	0.4	16.0	$4.8	$16.9

Adjusted net income attributable to TechnipFMC plc	$367.1	$260.9	$285.5	$628.0	$428.4

Weighted diluted average shares outstanding	404.5	409.9	420.5	407.0	426.2

Reported earnings per share - diluted	$0.90	$0.64	$0.64	$1.53	$0.97
Adjusted earnings per share - diluted	$0.91	$0.64	$0.68	$1.54	$1.01

TechnipFMC.com	Page 16 of 24

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Net income attributable to TechnipFMC plc	$362.7	$260.5	$269.5	$623.2	$411.5

Income (loss) attributable to non-controlling interests	(0.6)	(0.6)	(1.2)	(1.2)	0.1
Provision for income tax	114.1	95.9	106.5	210.0	193.5
Net interest expense	3.6	6.0	14.4	9.6	24.3
Depreciation and amortization	97.1	103.6	115.2	200.7	217.6
Restructuring, impairment and other charges	5.0	0.6	16.4	5.6	17.6

Adjusted EBITDA	$581.9	$466.0	$520.8	$1,047.9	$864.6

Foreign exchange, net	19.3	(12.8)	(12.1)	6.5	—
Adjusted EBITDA, excluding foreign exchange, net	$601.2	$453.2	$508.7	$1,054.4	$864.6

TechnipFMC.com	Page 17 of 24

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2026
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,486.9	$276.2	$—	$—	$2,763.1

Operating profit (loss), as reported (pre-tax)	$486.5	$39.0	$(26.4)	$(19.3)	$479.8

Charges and (credits):
Restructuring, impairment and other charges	5.5	(0.8)	0.3	—	5.0
Subtotal	5.5	(0.8)	0.3	—	5.0

Depreciation and amortization	85.2	11.8	0.1	—	97.1

Adjusted EBITDA	$577.2	$50.0	$(26.0)	$(19.3)	$581.9

Foreign exchange, net	—	—	—	19.3	19.3

Adjusted EBITDA, excluding foreign exchange, net	$577.2	$50.0	$(26.0)	$—	$601.2

Operating profit margin, as reported	19.6%	14.1%			17.4%

Adjusted EBITDA margin	23.2%	18.1%			21.1%

Adjusted EBITDA margin, excluding foreign exchange, net	23.2%	18.1%			21.8%

TechnipFMC.com	Page 18 of 24

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	March 31, 2026
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,208.4	$284.3	$—	$—	$2,492.7

Operating profit (loss), as reported (pre-tax)	$349.0	$37.1	$(37.1)	$12.8	$361.8

Charges and (credits):
Restructuring, impairment and other charges	(0.1)	0.7	—	—	0.6
Subtotal	(0.1)	0.7	—	—	0.6

Depreciation and amortization	91.8	11.7	0.1	—	103.6

Adjusted EBITDA	$440.7	$49.5	$(37.0)	$12.8	$466.0

Foreign exchange, net	—	—	—	(12.8)	(12.8)

Adjusted EBITDA, excluding foreign exchange, net	$440.7	$49.5	$(37.0)	$—	$453.2

Operating profit margin, as reported	15.8%	13.0%			14.5%

Adjusted EBITDA margin	20.0%	17.4%			18.7%

Adjusted EBITDA margin, excluding foreign exchange, net	20.0%	17.4%			18.2%

TechnipFMC.com	Page 19 of 24

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,216.3	$318.4	$—	$—	$2,534.7

Operating profit (loss), as reported (pre-tax)	$380.3	$23.4	$(26.6)	$12.1	$389.2

Charges and (credits):
Restructuring, impairment and other charges	(1.8)	18.2	—	—	16.4
Subtotal	(1.8)	18.2	—	—	16.4

Depreciation and amortization	104.4	10.7	0.1	—	115.2

Adjusted EBITDA	$482.9	$52.3	$(26.5)	$12.1	$520.8

Foreign exchange, net	—	—	—	(12.1)	(12.1)

Adjusted EBITDA, excluding foreign exchange, net	$482.9	$52.3	$(26.5)	$—	$508.7

Operating profit margin, as reported	17.2%	7.3%			15.4%

Adjusted EBITDA margin	21.8%	16.4%			20.5%

Adjusted EBITDA margin, excluding foreign exchange, net	21.8%	16.4%			20.1%

TechnipFMC.com	Page 20 of 24

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Six Months Ended
	June 30, 2026
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$4,695.3	$560.5	$—	$—	$5,255.8

Operating profit (loss), as reported (pre-tax)	$835.5	$76.1	$(63.5)	$(6.5)	$841.6

Charges and (credits):
Restructuring, impairment and other charges	5.4	(0.1)	0.3	—	5.6
Subtotal	5.4	(0.1)	0.3	—	5.6

Depreciation and amortization	177.0	23.5	0.2	—	200.7

Adjusted EBITDA	$1,017.9	$99.5	$(63.0)	$(6.5)	$1,047.9

Foreign exchange, net	—	—	—	6.5	6.5

Adjusted EBITDA, excluding foreign exchange, net	$1,017.9	$99.5	$(63.0)	$—	$1,054.4

Operating profit margin, as reported	17.8%	13.6%			16.0%

Adjusted EBITDA margin	21.7%	17.8%			19.9%

Adjusted EBITDA margin, excluding foreign exchange, net	21.7%	17.8%			20.1%

TechnipFMC.com	Page 21 of 24

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Six Months Ended
	June 30, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$4,152.5	$615.8	$—	$—	$4,768.3

Operating profit (loss), as reported (pre-tax)	$628.2	$53.6	$(52.4)	$—	$629.4

Charges and (credits):
Restructuring, impairment and other charges	(1.3)	18.9	—	—	17.6
Subtotal	(1.3)	18.9	—	—	17.6

Depreciation and amortization	190.9	26.4	0.3	—	217.6

Adjusted EBITDA	$817.8	$98.9	$(52.1)	$—	$864.6

Foreign exchange, net	—	—	—	—	—

Adjusted EBITDA, excluding foreign exchange, net	$817.8	$98.9	$(52.1)	$—	$864.6

Operating profit margin, as reported	15.1%	8.7%			13.2%

Adjusted EBITDA margin	19.7%	16.1%			18.1%

Adjusted EBITDA margin, excluding foreign exchange, net	19.7%	16.1%			18.1%

TechnipFMC.com	Page 22 of 24

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	June 30, 2026	March 31, 2026	June 30, 2025
Cash and cash equivalents	$991.8	$960.8	$950.0
Short-term debt and current portion of long-term debt	(115.3)	(36.4)	(271.2)
Long-term debt, less current portion	(286.6)	(384.0)	(425.1)
Net cash	$589.9	$540.4	$253.7

Net cash is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net cash is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 23 of 24

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended June 30,	Six Months Ended June 30,
	2026	2026	2025
Cash provided by operating activities	$548.0	$880.5	$785.9
Capital expenditures	(60.1)	(115.7)	(145.4)
Free cash flow	$487.9	$764.8	$640.5

Free cash flow, is a non-GAAP financial measure and is defined as cash provided by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe free cash flow is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 24 of 24